Docket No. 30172	Stipulation

EXHIBIT 10.1.7

INDUSTRIAL CUSTOMER PLANNED MAINTENANCE SCHEDULE
CONTACT LIST

	Name	Company Affiliation	Title	Mailing Address	E-Mail Address	Telephone No.	Fax No.
1.	Mr. Steve Talecki	BP		501 Westlake Park Blvd., Room 4.442C Houston, Texas 77079	talecksa@bp.com	(281) 366-4942	(281) 366-2200
2.	Mr. Jaime Viancos	BP		501 Westlake Park Blvd., Room 4.442C Houston, Texas 77079
3.	Mr. Wade Worthy	Marathon Ashland Petroleum, LLC		P. O. Box 3128 Houston, TX 77253-3128	LWWorthy@MAPLLC.com	(713) 296-3790	(713) 513-1300
4.	Ms. Joan Walker-Ratliff	ConocoPhillips		P.O. Box 1267, M170-4 ST Ponca City, OK 74602-1267	joan.walker-ratliff@conocophillips.com	(580) 767-4070	(580) 767-4070
5.	Mr. Charlie Miller	Valero Refining - Texas L.P.		9701 Manchester Houston, Texas 77012	charlie.miller@valero.com	(713) 923-3493	(713) 923-3331
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